SEMPLE, MARCHAL & COOPER, LLP
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
2700 NORTH CENTRAL AVENUE, NINTH FLOOR, PHOENIX, ARIZONA 85004 • TEL 602-241-1500 • FAX 602-234-1867

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Liberty Star Uranium & Metals Corp:

As independent registered certified public accountants, we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2/A, Amendment No. 2, (the "Registration Statement") of Liberty Star Uranium & Metals Corp. (the "Company") and to the incorporation in the Registration Statement of our report dated April 23, 2007, included in the Company's Form 10-KSB for the year ended January 31, 2007.

Semple, Marchal & Cooper, LLP

Semple, Marchal & Cooper, LLP
Phoenix, Arizona
August 31, 2007